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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 9, 1998

                    Planet Hollywood International, Inc.
           (Exact Name of Registrant as Specified in its Charter)


Delaware                 000-28230           59-3283783
(State or Other        (Commission File      (IRS Employer
Jurisdiction of            Number)           Identification
Incorporation)                               Number)

                           8669 Commodity Circle
                             Orlando, FL 32819
                  (Address of Principal Executive Office)

Registrant's telephone number, including area code:  (407) 363-7827


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Item 5. Other Events

          Planet Hollywood International, Inc. ("PHII") is offering (the "Offering") $250 million principal amount of its seven-year senior subordinated notes (the "Notes") in a distribution pursuant to Rule 144A of the Securities Act of 1933.

          A copy of the press release issued by PHII on March 9, 1998, with respect to the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

          (c) Exhibits


           Exhibit No.            Description

              99.1          Press Release dated March 9, 1998


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                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Planet Hollywood International, Inc.,



                              By:   /s/ Scott E. Johnson
                                 -------------------------------
                                 Senior Vice President, General
                                 Counsel and Secretary
March 9, 1998


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                        EXHIBIT INDEX

Exhibit No.         Description of Exhibit

 99.1               Press Release dated March 9, 1998


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                                                Exhibit 99.1



          Orlando, FL, March 9, 1998 -- Planet Hollywood International, Inc. (NYSE: PHL), announced today that it is offering in a Rule 144A distribution $250 million principal amount of seven-year senior subordinated notes. The offering is expected to close later this month. The net proceeds of the offering are anticipated to be used for capital expenditures associated with the construction of additional theme restaurants and with new strategic ventures, the repayment of outstanding bank borrowings and general corporate purposes.

          The notes have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.